UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 8, 2011

Integra LifeSciences Holdings Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26244	510317849
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

311 Enterprise Drive, Plainsboro, New Jersey		08536
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	609-275-0500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 8 , 2011, Integra LifeSciences Holdings Corporation (the "Company") entered into an amended and restated credit agreement with a syndicate of lending banks, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, JPMorgan Chase Bank, as Syndication Agent, and HSBC Bank USA, NA, RBC Capital Markets, Wells Fargo Bank, N.A., Fifth Third Bank, DNB Nor Bank ASA and TD Bank, N.A., as Co-Documentation Agents.

The amendment and restatement increases the size of the Company’s revolving credit facility from $450 million to $600 million by reallocating the term loan component of the credit facility to the revolving credit facility, eliminates the term loan component of the facility and allows the Company to further increase the size of the revolving credit facility by an aggregate of $200 million with additional commitments. The amendment and restatement extends the credit facility’s maturity date from August 10, 2015 to June 8, 2016 and decreases the applicable rates used for borrowings and the annual commitment fee.

Borrowings under the amendment and restatement bear interest, at the Company’s option, at a rate equal to (i) the Eurodollar Rate (as defined in the amendment and restatement, which definition has not changed) in effect from time to time plus the applicable rate (ranging from 1.00% to 1.75%) or (ii) the highest of (x) the weighted average overnight Federal funds rate, as published by the Federal Reserve Bank of New York, plus 0.5%, (y) the prime lending rate of Bank of America, N.A. or (z) the one-month Eurodollar Rate plus 1.0%. The applicable rates are based on the Company’s consolidated total leverage ratio (defined as the ratio of (a) consolidated funded indebtedness less cash in excess of $40 million that is not subject to any restriction of the use or investment thereof to (b) consolidated EBITDA) at the time of the applicable borrowing.

The Company will also pay an annual commitment fee (ranging from 0.15% to 0.3%, based on the Company’s consolidated total leverage ratio) on the daily amount by which the revolving credit facility exceeds the outstanding loans and letters of credit under the credit facility.

The press release issued by the Company announcing its entering into the amendment and restatement is attached as Exhibit 99.1 to this report.

Item 7.01 Regulation FD Disclosure.

Attached as Exhibit 99.1, and incorporated herein to this Item 7.01 by reference, is a press release issued on June 8, 2011 by the Company.

Item 9.01 Financial Statements and Exhibits.

Press release issued June 8 , 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Integra LifeSciences Holdings Corporation

June 8, 2011	By:	Stuart M. Essig

Name: Stuart M. Essig
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release issued June 8 , 2011